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Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

Virgin River Casino Corporation

	Year Ended December 31,					Three Months Ended March 31,
	2000	2001	2002	2003	2004	2004	2005
	(dollars in thousands)
Income before minority interest	$8,768	$(1,692)	$(1,201)	$2,109	$2,675	$3,827	$557
Change in value of swap	—	—	—	—	—	—	—
Interest expense	4,432	5,567	8,520	7,877	7,583	1,805	4,264
Interest portion of rent expense	171	206	239	255	246	56	55

Earnings	$13,371	$4,081	$7,558	$10,241	$10,504	$5,688	$4,876

Interest expense	4,432	5,567	8,520	7,877	7,583	1,805	4,264
Interest portion of rent expense	171	206	239	255	246	56	55

Fixed charges	4,603	5,773	8,759	8,132	7,829	1,861	4,319
Ratio of earnings to fixed charges	2.9	—	—	1.3	1.3	3.1	1.1
Insufficient	—	1,692	1,201	—	—	—	—

RBG, LLC

	Year Ended December 31,					Three Months Ended March 31,
	2000	2001	2002	2003	2004	2004	2005
	(dollars in thousands)
Income before minority interest	$5,535	$(4,390)	$(5,148)	$(1,875)	$(101)	$2,209	$3,009
Change in value of swap	—	—	—	—	—	—	—
Interest expense	2,704	3,837	7,270	6,566	5,944	1,512	345
Interest portion of rent expense	171	206	239	255	246	56	55

Earnings	$8,410	$(347)	$2,361	$4,946	$6,089	$3,777	$3,409

Interest expense	2,704	3,837	7,270	6,566	5,944	1,512	345
Interest portion of rent expense	171	206	239	255	246	56	55

Fixed charges	2,875	4,043	7,509	6,821	6,190	1,568	400
Ratio of earnings to fixed charges	2.9	—	—	—	—	2.4	8.5
Insufficient	—	4,390	5,148	1,875	101	—	—

B & B B, Inc.

	Year Ended December 31,					Three Months Ended March 31,
	2000	2001	2002	2003	2004	2004	2005
	(dollars in thousands)
Income before minority interest	$4,716	$3,947	$2,279	$(31)	$1,840	$846	$461
Change in value of swap	—	—	—	—	—	—	—
Interest expense	3	16	(20)	(24)	(2)	(5)	560
Interest portion of rent expense	20	20	36	45	38	9	10

Earnings	$4,739	$3,983	$2,295	$(10)	$1,876	$850	$1,031

Change in value swap	—	—	—	—	—	—	—
Amortization of deferred financing costs	—	—	—	—	—	—	—
Interest expense	3	16	(20)	(24)	(2)	(5)	560
Interest portion of rent expense	20	20	36	45	38	9	10

Fixed charges	23	36	16	21	36	4	570
Ratio of earnings to fixed charges	206.0	110.6	143.4	—	52.1	212.5	1.8
Insufficient	—	—	—	31	—	—	—

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  Exhibit 12.1